UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2017

ALPHA PRO TECH, LTD.

(Exact Name of Registrant as Specified in Charter)

Delaware	01-15725	63-1009183
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

60 Centurian Drive, Suite 112 Markham, Ontario	L3R 9R2
(Address of Principal Executive Offices)	(Zip Code)

(905) 479-0654

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).          Emerging growth company     ⃞

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                     ⃞

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)          On October 24, 2017, Alpha Pro Tech, Ltd. (the “Company”) entered into Amendment One to Executive Employment Agreement with Lloyd Hoffman, the Company’s Chief Executive Officer (the “Amendment”). The Amendment amends the Executive Employment Agreement between the Company and Mr. Hoffman entered into and effective as of August 31, 2016 (the “Agreement”).

Pursuant to the Amendment, Mr. Hoffman will be contractually entitled to receive from the Company at the conclusion of each fiscal year a cash bonus in an amount equal to five percent (5%) of the Company’s Income Before Provision for Income Taxes, as presented in the Company’s audited Consolidated Statements of Income for such fiscal year (the “Contractual Bonus”), subject to a maximum payment of $1,000,000. The Amendment is effective immediately; therefore, Mr. Hoffman will be entitled to receive the Contractual Bonus for fiscal 2017. All other terms, conditions and provisions of the Agreement remain in full force and effect.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit Number	Exhibit

	10.1	Amendment One to Executive Employment Agreement – Lloyd Hoffman – Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHA PRO TECH, LTD.

Date: October 26, 2017	By:	/s/ Colleen McDonald
Colleen McDonald
Chief Financial Officer